EMPLOYEE

Exhibit 10.3

Stock Option

Granted by

EVANS BANCORP, INC.

under the

EVANS BANCORP, INC. AMENDED AND RESTATED 2019 LONG TERM EQUITY INCENTIVE PLAN

This option (“Option”) is and shall be subject in every respect to the provisions of the Amended and Restated 2019 Long-Term Equity Incentive Plan (as may be amended from time to time) (the “Plan”), of Evans Bancorp, Inc. (the “Company”), which is incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted an Option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1. Name of Participant:
2. Date of Grant:
3.	Total number of shares of Company common stock, $0.50 par value (“Common Stock”) that may be acquired pursuant to this Option: (subject to adjustment pursuant to Section 10 below).
•	Number of Incentive Stock Options:
•	Number of Non-qualified Options:
4.	Exercise price per share: (subject to adjustment pursuant to Section 10 below)
5.	Expiration Date of Option:
6.	Vesting Schedule. Except as otherwise provided in this Agreement, this Option becomes first exercisable, subject to the Option’s expiration date, in whole share installments as follows:
(i)	Twenty-five percent (25%) of the number of shares subject to the Option are first exercisable on the first anniversary of the date of grant; and
(ii)	Twenty-five percent (25%) of the number of shares subject to the Option are first exercisable on the second anniversary of the date of grant; and
(iii)	Twenty-five percent (25%) of the number of shares subject to the Option are first exercisable on the third anniversary of the date of grant; and

(iv)	Twenty-five percent (25%) of the number of shares subject to the Option are first exercisable on the fourth anniversary of the date of grant; and

The right of exercise shall be cumulative.  This Option may not be exercised at any time on or after the Option’s expiration date.  Vesting will automatically accelerate in the event of the Participant’s death, Disability, Retirement or Involuntary Termination following a Change in Control.

7.	Exercise Procedure.
7.1.

  Delivery of Notice of Exercise.  This Option shall be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

(i)	by tendering, either actually or by attestation, shares of Common Stock valued at Fair Market Value (as defined in Section 7.2 hereof) as of the day of exercise;
(ii)

by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

(iii)	by personal, certified or cashier’s check, or
(iv)	by other property deemed acceptable by the Committee; or

(v)by any combination thereof.

7.2“Fair Market Value” means, with respect to a share of Common Stock on a specified date:

(i)  the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Common Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii)  if the shares of Common Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Common Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii)	if (i) and (ii) are not applicable, the Fair Market Value of a share of Common Stock as the Committee may determine in good faith and in accordance with Code Section 422.
8.	Delivery of Shares.

8.1Delivery of Shares.  Delivery of shares of Common Stock upon the exercise of this Option shall be subject to the following:

(i)Delivery of shares of Common Stock shall comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(ii)The issuance of shares of Common Stock pursuant to the exercise of this Option may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

9. Change in Control.

9.1In the event of an Involuntary Termination of Employment following a Change in Control, all Options held by the Participant will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.

9.2	A “Change in Control” shall be deemed to have occurred as provided in Section 5.2 of the Plan.

10. Adjustment Provisions.
10.1.

 This Option, including the number of shares subject to the Option and the exercise price, shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 4.4 of the Plan.

11. Termination of Option and Accelerated Vesting.
11.1.	This Option shall terminate upon the Option’s expiration date, or earlier as follows:
(i)

Death.  This Option shall vest and become exercisable in full in the event of the Participant’s termination of employment by reason of the Participant’s death while this Option is unexercised.  This Option may thereafter be exercised by the legal representative or legatee of the Participant for a period of one year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)

Disability.  This Option shall vest and become exercisable in full in the event of the Participant’s termination of employment by reason of Disability while this Option is unexercised. This Option may thereafter be exercised for a period of one year from the date of such termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.  The Committee shall have sole authority and discretion to determine whether the Participant’s employment has been terminated by reason of Disability.

(iii)     Retirement.  If the Participant’s employment terminates by reason of the Participant’s Retirement while this Option is unexercised, this Option shall vest and become exercisable in full, and may thereafter be exercised for a period of one year from the date of such termination, subject to termination on the Option’s expiration date, if earlier.

(i)

Termination for Cause.  If the Participant’s employment has been terminated for Cause, this Option shall immediately terminate and be of no further force and effect.  The Board of Directors shall have sole authority and discretion to determine whether the Participant’s employment has been terminated for Cause.

(ii)

Other Termination.  If the Participant’s employment terminates for any reason other than death, Disability, Retirement or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.
(iii)

Incentive Option Treatment. No Option shall be eligible for treatment as an incentive option in the event such Option is exercised more than three months following termination of employment, or one year following termination of employment due to death or Disability and provided further, in order to obtain incentive option treatment for Options exercised by heirs or devisees of a Participant, the Participant’s death must have occurred while employed or within three (3) months of termination of employment.

12. Miscellaneous.
12.1.

No Option shall confer upon the Participant thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights. This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.2Except as otherwise provided by the Committee, Options under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.  The Committee shall have the discretion to permit the transfer of Options under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

12.3 This Option shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

12.4    This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.

12.5 The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

EVANS BANCORP, INC.

By:

    David J. Nasca, President and CEO

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions hereof, including the terms and provisions of the Amended and Restated 2019 Long-Term Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2019 Long-Term Equity Incentive Plan.

Participant

  (Participant Name)

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTIONS
(BY EMPLOYEES)

I hereby exercise the stock option (the “Option”) granted to me by Evans Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Evans Bancorp, Inc. Amended and Restated 2019 Long-Term Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_________ per share.

Enclosed please find (check one):

___Cash, personal, certified or cashier’s check in the sum of $_______, in full payment of the purchase price.

___Stock of the Company with a fair market value of $______ in full payment of the purchase price.*

___My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full payment of the purchase price.*

___Please sell ______ Shares from my Option Shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___investment

___resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____._________________________________________

Participant’s signature

*If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.